Exhibit 10.6

Execution Version

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of July 8, 2021.

BETWEEN:

(1)	ACROPOLIS INFRASTRUCTURE ACQUISITION CORP., a Delaware corporation with registered office at c/o 251 Little Falls Drive, Wilmington, Delaware 19808, New Castle County, United States (the “Company”); and

(2)	James Crossen (“Indemnitee”).

Whereas:

(A)	Highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

(B)	The board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals as directors and officers, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation. The amended and restated certificate of incorporation (the “Charter”) and the amended and restated bylaws (the “Bylaws”) of the Company provide for indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Charter and the Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

(C)	The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

(D)	The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

(E)	It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

(F)	This Agreement is a supplement to and in furtherance of the Charter and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

(G)	Indemnitee may not be willing to serve as an officer or director or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve or continue to serve for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1.            SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, key employee or in any other capacity of the Company, in each case as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2.            DEFINITIONS. As used in this Agreement:

2.1	References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

2.2	The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

2.3	A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(a)	Acquisition of Stock by Third Party. Other than an affiliate of Acropolis Infrastructure Acquisition Sponsor, L.P. (the “Sponsor”), any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (c) of this definition;

(b)	Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(c)	Corporate Transactions. The effective date of a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or entities, involving the Company and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of the Sponsor, no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of fifteen percent (15%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(d)	Liquidation. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or an agreement or series of related agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(e)	Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

2.4	“Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

2.5	“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

2.6	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

2.7	“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, manager, general partner, managing member, fiduciary, employee or agent.

2.8	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9	“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.

2.10	References to “fines” shall include any excise tax or penalty assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.11	“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporate law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

2.12	The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.13	The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer or key employee of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director, officer or key employee of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement but shall not include any Enforcement Proceeding pursuant to Section 14.

2.14	The term “Subsidiary,” with respect to any entity, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3.            INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, subject to Section 9, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and, subject to Section 10.3, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

4.            INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, subject to Section 9, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5.            INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or in any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in defense of such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter in defense of which Indemnitee was successful; provided that Indemnitee shall only be entitled to indemnification for Expenses with respect to unsuccessful claims under this Section 5 to the extent Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that such conduct was unlawful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or by settlement, shall be deemed to be a successful result as to such claim, issue or matter.

6.            INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.           ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS. Notwithstanding any limitation in Sections 3, 4, or 5, except for Section 27, subject to Section 9, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, and subject to subject to Section 10.3, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be available under this Section 7 on account of Indemnitee’s conduct that constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law.

8.            CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

8.1              To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

8.2              The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

8.3              The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9.                  EXCLUSIONS. Notwithstanding any provision in this Agreement except for Section 27, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

9.1              for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

9.2              for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

9.3              except as otherwise provided in Sections 14.5 and 14.6 hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

The exclusions in this Section 9 shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10.          ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

10.1          Notwithstanding any provision of this Agreement to the contrary except for Section 27, subject to Section 9 and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances, together with a reasonably detailed written explanation of the basis therefor and an itemization of legal fees and disbursements in reasonable detail, from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute Indemnitee’s undertaking, but only to the extent such an undertaking is required by applicable law, to repay the advanced amounts to the extent that it is ultimately determined, by final judicial decision of a court or arbitration, arbitral or administrative body of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10.1 shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 9.

10.2          If the Company shall be obligated under Section 10.1 to pay the Expenses of any Proceeding against Indemnitee, then the Company shall be entitled to assume the defense of such Proceeding upon the delivery to Indemnitee of written notice of its election to do so. If the Company elects to assume the defense of such Proceeding, then unless the plaintiff or plaintiffs in such Proceeding include one or more Persons holding, together with his, her or its affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, the Company shall assume such defense using a single law firm (in addition to local counsel) selected by the Company representing Indemnitee and other present and former directors or officers of the Company. The retention of such law firm by the Company shall be subject to prior written approval by Indemnitee, which approval shall not be unreasonably withheld, delayed or conditioned. If the Company elects to assume the defense of such Proceeding and the plaintiff or plaintiffs in such Proceeding include one or more Persons holding, together with his, her or its affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, then the Company shall assume such defense using a single law firm (in addition to local counsel) selected by Indemnitee and any other present or former directors or officers of the Company who are parties to such Proceeding. After (x) in the case of retention of any such law firm selected by the Company, delivery of the required notice to Indemnitee, approval of such law firm by Indemnitee and the retention of such law firm by the Company, or (y) in the case of retention of any such law firm selected by Indemnitee, the completion of such retention, the Company will not be liable to Indemnitee under this Agreement for any Expenses of any other law firm incurred by Indemnitee after the date that such first law firm is retained by the Company with respect to the same Proceeding; provided, that in the case of retention of any such law firm selected by the Company (a) Indemnitee shall have the right to retain a separate law firm in any such Proceeding at Indemnitee’s sole expense; and (b) if (i) the retention of a law firm by Indemnitee has been previously authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that (1) there may be a conflict of interest between either (x) the Company and Indemnitee or (y) Indemnitee and another present or former director or officer of the Company also represented by such law firm in the conduct of any such defense, or (2) there may be defenses available to Indemnitee that are incompatible or inconsistent with those available to the Company or another present or former director represented by such law firm in the conduct of such defense, or (iii) the Company shall not, in fact, have retained a law firm to prosecute the defense of such Proceeding within thirty days, then the reasonable Expenses of a single law firm retained by Indemnitee shall be at the expense of the Company. Notwithstanding anything else to the contrary in this Section 10.2, the Company will not be entitled without the written consent of the Indemnitee to assume the defense of any Proceeding brought by or in the right of the Company.

10.3          The Company will be entitled to participate in the Proceeding at its own expense.

10.4          The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any claim effected without the Company’s prior written consent, provided the Company has not breached its obligations hereunder. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

11.              PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

11.1          Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

11.2          Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 12.1 of this Agreement.

12.              PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

12.1          A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

12.2          In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.1 hereof, the Independent Counsel shall be selected as provided in this Section 12.2. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or law firm so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12.1 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14.1 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12.3          The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or such Independent Counsel’s engagement pursuant hereto.

13.              PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

13.1          In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11.2 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification or advancement of expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

13.2          If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

13.3          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

13.4          For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, or on information or records given or reports made to the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, the Board, any committee of the Board or any director. Trustee, general partner, manager or managing member of the Enterprise. The provisions of this Section 13.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

13.5          The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14.          REMEDIES OF INDEMNITEE.

14.1          In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12.1 of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, and of reasonable documentation and information which Indemnitee may be called upon to provide pursuant to Section 12.1, (iv) payment of indemnification is not made pursuant to Sections 5, 6, 7 or the last sentence of Section 12.1 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made within ten (10) days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Such adjudication or arbitration proceeding is referred to herein as “Enforcement Proceeding.” The award rendered by such arbitration will be final and binding upon the parties hereto, and final judgment on the arbitration award may be entered in any court of competent jurisdiction.

14.2          In the event that a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is not entitled to indemnification, any Enforcement Proceeding shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

14.3          In any Enforcement Proceeding, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12.1 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences an Enforcement Proceeding, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

14.4          If a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in an Enforcement Proceeding, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

14.5          The Company shall be precluded from asserting in any Enforcement Proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

14.6          The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses (assuming for purposes of this sentence that all references to a Proceeding in the definition of Expenses were references to an Enforcement Proceeding) and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any Enforcement Proceeding brought by Indemnitee: (i) to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such Enforcement Proceeding was not brought by Indemnitee in good faith).

14.7          Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

15.          SECURITY. Notwithstanding anything herein to the contrary except for Section 27, to the extent requested by Indemnitee and approved by the Board, the Company may, as permitted by applicable securities laws, at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

16.           NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION; PRIORITY OF OBLIGATIONS.

16.1          The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeals, except as may otherwise be expressly set forth in such amendment, alteration or repeals and mutually agreed by Indemnitee and the Company. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws, or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnify Indemnitee to the fullest extent permitted by law. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

16.2          The DGCL, the Charter and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

16.3          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies and Indemnitee shall promptly cooperate with any request by the Company or insurers in connection with such action.

16.4          To the extent Indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by the Sponsor or its affiliates as applicable, (i) the Company shall be the indemnitor of first resort (i.e., that its obligations to Indemnitee are primary and any obligation of the Sponsor or its affiliates, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Agreement, the Company’s organizational documents or other agreement, without regard to any rights Indemnitee may have against the Sponsor or its affiliates, as applicable, and (iii) the Company irrevocably waives, relinquishes and releases the Sponsor and its affiliates, as applicable, from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Sponsor or its affiliates, as applicable, on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Sponsor and its affiliates, as applicable, shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. In the event that any of the Sponsor or any of its affiliates, as applicable, shall make any advancement or payment on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company, the Sponsor or its affiliate making such payment shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Sponsor or any of its affiliates, as applicable, to bring suit to enforce such rights. The Company and Indemnitee agree that the Sponsor and its affiliates are express third party beneficiaries of the terms of this Section 16.4, entitled to enforce this Section 16.4 as though it were a party to this Agreement.

16.5          Except as provided in Section 16.4, in the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Sponsor and its affiliates), who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.6          Except as provided in Section 16.4, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

16.7          Except as provided in Section 16.4, the Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17.          DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding or Enforcement Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18.          SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19.           ENFORCEMENT AND BINDING EFFECT.

19.1          The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

19.2          Without limiting any of the rights of Indemnitee under the Charter or the Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

19.3          The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

19.4          The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.5          The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction and the Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

20.              MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any provision of this Agreement shall be enforceable unless in writing and signed by the party against whom it is to be enforced. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21.              NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)           If to the Company, to:

Acropolis Infrastructure Acquisition Corp.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attn: James Crossen

With a copy, which shall not constitute notice, to

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, New York 10019
Attn: Catherine Goodall

Fax No.: (212) 492-0919

or to any other address as may have been furnished to Indemnitee in writing by the Company.

22.          APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14.1 of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

23.           IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.           MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25.          PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26.              ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

27.              WAIVER OF CLAIMS TO TRUST ACCOUNT. Notwithstanding anything contained herein to the contrary, Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever. Accordingly, Indemnitee acknowledges and agrees that any indemnification provided hereto will only be able to be satisfied by the Company if (i) the Company has sufficient funds outside of the Trust Account to satisfy its obligations hereunder or (ii) the Company consummates a Business Combination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be signed as of the day and year first above written.

Acropolis Infrastructure Acquisition Corp.

By:	/s/ James Crossen
Name: James Crossen
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

INDEMNITEE

By:	/s/ James Crossen
Name: James Crossen
Title: Chief Financial Officer, Chief Accounting Officer and Secretary
Address:

c/o Acropolis Infrastructure Acquisition Corp.
9 West 57th Street, 43rd Floor
New York, NY 10019

[Signature Page to Indemnification Agreement]